Exhibit 99

The Energy Forum

LINCOLNWAY ENERGY
NEVADA, IOWA

Volume XII, Issue I August 2016

INSIDE THIS EDITION

As the Mad Hatter said to Alice...	1-2
Forward Looking Statements	1
Financial Results	2
Changing U.S. Motor Fuel Markets	2-3
New Employee	3
Visit from Secretary of Agriculture Vilsack	3-4

UNIT TRADING

December 2015:	No Sales
January 2016:	No Sales
February 2016:	No Sales
March 2016:	No Sales
April 2016:	No Sales
May 2016:	No Sales
June 2016:	No Sales

MEMBER APPRECIATION PICNIC

September 16, 2016
4 p.m. - 7 p.m.
RSVP to 515-817-0150
kgammon@lincolnwayenergy.com

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

AS THE MAD HATTER SAID TO ALICE, "IT'S ONLY MARK TO MARKET, IT ALWAYS COMES BACK."

By Eric Hakmiller, President and CEO

I have been struggling for a topic for the newsletter but thought I could talk to you about an accounting rule in the ethanol world that is universal, non-intuitive, but impacts your investment either positively or negatively every month. It is called Mark to Market. This is a rule ethanol plants have to live by and it is difficult to understand. It does not impact decisions we make during the month but it does directly impact financial results.

A basic rule of the agricultural world is you have to buy corn when the farmer wants to sell. If you don't buy it then he will sell it to someone else, another end user or an elevator, but in any case your next shot at that bushel is going to be, at best, more expensive than that initial opportunity or at worse gone for good. We want to be the preferred destination for Story County and Marshall County corn. This means we need to buy corn for the current month needs but also have a bid going for new crop, at least, but usually out 12 months from today which is much further in the future than it would make sense to sell ethanol or DDGS.

In order to protect ourselves from price swings, as we are often buying corn that has not been planted yet, we hedge ourselves in the Chicago Board of Trade (CBOT) on every bushel we buy. For example, Rick Ogle, our corn buyer, will buy 30,000 bushels of corn for delivery in December from a farmer and immediately pick up the phone and hedge that purchase with a sale of futures at the CBOT. At this point we are mostly indifferent to the price of corn from a risk perspective as any move in the underlying price of corn will be offset with the move in futures. The only "risk" we have taken is on the basis or the difference in the cash price and the Chicago futures on the day we bought the corn. When it comes time to sell the ethanol or DDGS this corn we bought will be used for, we will sell the end product and lift the corn derivative and then have a locked in gross margin.

As crazy as all that sounded, it is not the end of the story as I now have to take off my risk manager hat and put on my grain accounting hat and this is where the Mark to Market concept impacts our results. At any given time, our corn position is in one of three buckets. We either have inventory (corn in the bin), forward purchased corn (contractual obligation to buy corn in the future at a price), or corn futures (future contracts at the CBOT). We try not to speculate in the corn market so the inventory plus forward purchased corn less the futures position, less sales of ethanol or DDGS, should add to zero at any given time. The accounting problem is that, unlike a co-op, we must mark our derivative piece to market every continued on page 2

FORWARD LOOKING STATEMENTS

Some of the information in this newsletter may contain forward looking statements that express Lincolnway Energy's current beliefs, projections and predictions about future results or events, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; and opportunities that may be available to Lincolnway Energy. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different.

Volume XII, Issue I August 2016

continued from page 1

month but cannot mark our inventory or forward position at the same time. It's as if our accountants do not see our corn as a commodity but a bunch of spare parts with no resale value. Over the long run this has no impact on results but in quarters where there is big commodity price moves it will impact the results in ways that feel sometimes like Alice through the Looking Glass.

If you could imagine, we have bought 2.0 million bushels over the next 12 months at a price of $4.00 per bushel at a basis price of -$0.35 per bushel which historically is very good for our market. From a business sense we have bought this corn very well (good basis) and from a risk sense we are hedged (forward corn purchases equal futures). Now imagine corn on the CBOT drops $0.50 per bushel. Accounting rules would require us to take a $1.0 million gain on our derivative position; however, we are not allowed to take the offsetting $1.0 million loss on our forward corn purchase position or corn inventory. This loss will be taken over the next 12 months as the farmer delivers corn to us at $4.00 in a market that is $3.50 (assuming the market stays the same). In a sense, the accountants make us take our gains up front and let the offsetting loses trickle in in a falling market and the reverse in a rising market.

I have spent a decade frustrated with this accounting rule as it often seems like the right decisions are punished in the results. I can buy inexpensive corn in terms of basis, hedge it properly, and then the USDA can issue a report on the last day of the quarter and flip the results. I have looked at it from every angle and in the end concluded it is a perfect box. There is no way out. Until we can mark all components of our position to market, our results will look better in a falling market than a rising one while the business performance is the same. It is something that as an investor you should be aware of as you watch the returns from any of your ethanol investments and as a manager I need to follow so the results can have meaning.

I will now step slowly way from the soap box. There are other rules in this area such as lower cost or market which impacts our inventory valuation and our results occasionally but if you stuck with me to the end of a rant against accounting rules I will not burden you with another one. As always, I appreciate your support of our company. If anyone ever has questions about this or any other aspect of our business, please feel free to give me a call.

FINANCIAL RESULTS

By Kris Strum, Director of Finance

Lincolnway Energy, LLC reported a net loss of $4.1 million for the six months ended March 31, 2016. The industry continues to struggle with lower ethanol prices with surplus supply in the market. Sales volume decreased due to infection issues in production. DDG values also decreased primarily due to lower corn prices. In October, the plant had a four-day scheduled shutdown. Expenses continue to be monitored to keep costs low. The chart below shows net income levels over the last six quarters.


Net Income
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
$(1,500,000)
$(2,000,000)
$(2,500,000)
$(3,000,000)
1st Quarter FY 2015
2nd Quarter FY 2015
3rd Quarter FY 2015
4th Quarter FY 2015
1st Quarter FY 2016
2nd Quarter FY 2016

A comparative income statement for the six months ended March 31, 2016, and 2015 is presented below.

	Six Months Ended March 31	
	(Unaudited)	
Income Statement Data	**2016**	**2015**
Revenue	$ 46,864,241	$ 60,188,987
Cost of goods sold	49,453,901	57,099,539
Gross profit	(2,589,660)	3,089,448
General and admin. expenses	1,475,654	1,610,935
Operating income	(4,065,314)	1,478,513
Other net income (expense)	(24,760)	(10,470)
Net income	$ (4,090,074)	$ 1,468,043

For the six months ended March 31, 2016, working capital was $5.0 million; $2.8 million was spent on capital improvements including the construction of a new grain bin. The book value per share was $878.

The chart below shows the book value per share for the last six quarters.


Book Value Per Share
$1,200
$1,000
$800
$600
$400
$200
$-
1st Quarter FY 2015
2nd Quarter FY 2015
3rd Quarter FY 2015
4th Quarter FY 2015
1st Quarter FY 2016
2nd Quarter FY 2016

A complete SEC 10Q report for the quarters ended December 31, 2015, and March 31, 2016, can be found on a link on the Lincolnway Energy's website under the heading Investors and SEC Financial Report.

CHANGING U.S. MOTOR FUEL MARKETS

By Blair Picard, Commercial Manager

Lincolnway Energy is like the vast majority of American businesses. We want to grow the volume of our business and our returns to investment over time. As an ethanol producer, we have two ways we can grow our profits-by increasing ethanol volumes produced and sold and by increasing the profit margin on those volumes we produce. The volume factor is primarily determined by gasoline demand as that determines how much ethanol production the market will require. Our profit margin is largely determined by how much ethanol making capacity there is relative to that volume demand. It is the classic supply and demand situation.

There have been more changes in the gasoline consumption landscape over the last 10 years in this country than there have been since the invention of the

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Volume XIl, Issue I August 2016 3 continued on page 4 internal combustion engine. For over 100 years, up to 2005, gasoline demand rose every year, except 1932. In the last 10 years, essentially the lifespan of ethanol as a significant factor in the US fuel stream, gasoline demand has fallen in half of those years and is still below its peak set in 2005. We have studied the reasons and it is a fascinating story. A very large component of total vehicle miles driven is determined by the economy, and more specifically, by unemployment. Many of miles driven are people going to and from work. If they aren’t working, they aren’t making this trip each day. As unemployment began spiking upward in the wake of the 2007/08 economic collapse, miles driven commenced a four-year slide. The annual decrease was 120 billion miles driven or about 5.6 billion gallons of gasoline demand. In terms of ethanol production, that is the equivalent of 10 Lincolnway Energy plants or about 3.6 percent of the industry’s capacity. As the economy and employment recovered, miles driven have gone back to and even exceeded the 2007 high water mark. But the recovery in miles driven is nowhere near what one would predict given the employment gains. And the gasoline consumption increase has barely been able to take us back to the record gasoline consumption highs of 2005, two years before the miles driven peak. Why? Fuel Economy Certainly the US fleet’s fuel economy has improved. In fact, it is up 25 percent in the last 10 years from around 20 mpg up to 25 mpg. However, for the last two years, fuel economy has stagnated as cheaper gasoline and social preferences have fueled light truck sales at the expense of automobile sales. We now buy more new F-150s, Silverados, and Rams than we do Impalas, Camrys, and Fusions. Those trucks, according to government studies, get 40 percent lower gas mileage than do cars. But the mpg trend is long term up. Demographics Our population is growing slowly and aging rapidly. At current rates, the US population is forecast to grow by 24 percent by 2050. The share of the population above 64 years old is forecast to grow by 56 percent during that same time period. Older people drive less. In fact, the above 64 year old cohort on average drives half (7,650 miles per year) as much as their prime working age (35-54 years old) counterparts. In the last nine years, just this aging of the population and the resulting reduction in miles driven has caused a reduction in new car sales of 500,000 units per year. That is staggering. Social Habits This is a catchall term for a number of factors. Fewer people are getting their driver’s licenses and they are waiting longer to do it. This is less noticeable in relatively nonurban Iowa where a driver’s license is still a rite of passage. In the entire country, only 69.5 percent of 19 year olds now have driver’s licenses versus 87.3 percent in 1983. While not quite as large across the spectrum, this decline does hold across all age groups. A lower percentage of the population is driving. The three primary reasons are reflections of our culture and our changing economy. 1) Electronic communication has reduced the need for actual contact. In fact, driving interferes with texting, tweeting, etc. The government actively discourages texting and driving. Many young people opt for the text. 2) The shift in economic outcomes has made it difficult for young people to buy and maintain a vehicle. As the gulf has widened between the top and the bottom of our economic participants, those on the bottom are buying fewer automobiles. And when they do, they are buying gas sippers. 3) Young people are migrating to large cities where public transportation is a more reasonable alternative. Finally, and this is the most important statistic of all, we are all driving less. Adjusted for population growth, the peak miles driven occurred in 2005. America is slowly moving away from the car. Is it the internet? An aging population? Urbanization? An end of our love affair with the automobile? Probably a little bit of everything. In fact, sometime during the next three to WELCOME BECCA WHITAKER Hi. My name is Becca Whitaker. I am the new staff accountant at Lincolnway Energy. I grew up on a farm in southeast Iowa and moved to Ames in 2009 to attend the Business College at Iowa State, after receiving my associates degree at Southeastern Community College. I graduated with a degree in accounting in 2012 and moved back to southeast Iowa. I worked in the accounting department at Cambridge Investment Research, Inc., in Fairfield for almost four years before accepting a job at Lincolnway Energy and moving back to the area. In my free time I like to keep busy with my hobbies: knitting, scrapbooking, cross-stitch, painting, and more. I also enjoy watching movies, reading, and listening to music. I love spending time with my family, especially watching my seven month old niece learn and grow. I have truly enjoyed my first three months at Lincolnway Energy, meeting the staff and some of the truckers and farmers, and the work that I am doing. I look forward to the rest of my training, growing within the company, and getting to know more people in the future. VISIT FROM SECRETARY OF AGRICULTURE VILSACK Last month we got a call from the USDA asking for a tour of the facility. It soon became clear Secretary Vilsack himself would be visiting and he would be bringing an entourage of foreign dignitaries. Who these dignitaries would be remained a mystery until the advance crew confirmed it would be the U.S. Ambassador from Cuba and his staff who would be visiting Iowa for the first time. It appears the next generation of leaders in Brazil have looked at their vast unused acreage that was formally sugar and modernized their view of ethanol as an energy source. Perhaps they will build an industry and in some small way the visit to Lincolnway will help them on the way. five months, experts are predicting gasoline consumption in this country will begin a long term decline and we will never again see gasoline usage as high as it is right now. As the noted transportation expert, Casey Stengel, once said, “The trick is growing up without growing old.”

Lincolnway Energy, LLC 59511 W. Lincoln Highway Nevada, Iowa 50201 Volume XIl, Issue I August 2016 COME JOIN US ON THE WEB! If you haven’t already, please give us your e-mail address. This way you can receive the full color newsletter via e-mail and we can save on postage. E-mail your request to us at info@lincolnwayenergy.com. 4 LinkedFind us on https://www.linkedin.com/company/lincolnway-energy continued from page 3 VISIT FROM SECRETARY OF AGRICULTURE VILSACK